EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-84592, 33-84594, 33-15493, 33-15499, 33-48539, 333-48541, 333-58773, 333-58777, 333-45414 and 333-89070) of Equity Marketing, Inc. of our report dated September 3, 2003 relating to the financial statements of SCI Promotion Group, LLC as of and for the twelve month period ended June 30, 2003 which appears in the Current Report on Form 8-K/A of Equity Marketing, Inc. dated September 3, 2003.

/s/ Good Swartz Brown & Berns LLP

Los Angeles, California
November 12, 2003

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